UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Corporate Woods Building 51
9393 West 110th St., Suite 500
Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code: (913) 323-4925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paul Branagan has been a Director and Chief Executive Officer of the Registrant since 2002, and on April 6, 2007, Mr. Branagan notified the Board that he does not intend to run for re-election at the next annual stockholder meeting.

Mr. Branagan will remain as Petrol's Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan
Paul Branagan, President

Date: April 12, 2007